SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                             LEHMAN ABS CORPORATION
          -----------------------------------------------------------
             (Exact name of registrant as specified in its charter)


               Delaware                            13-3447441
-----------------------------------------      -----------------------
(State of incorporation or organization)       (IRS Employer
                                               Identification No.)

3 World Financial Center, New York, New York           10285
----------------------------------------------         ----------
  (Address of principal executive offices)             (Zip Code)

   If this Form relates to the                 If this Form relates to the
   registration of a class of debt             registration of a class of debt
   securities and is effective upon filing     securities and is to become
   pursuant to General Instruction             effective simultaneously with
   A(c)(1) please check the                    the effectiveness of a concurrent
   following box.   [X]                        registration statement under
                                               the Securities Act of 1933
                                               pursuant to General Instruction
                                               A(c)(2) please check the
                                               following box.   [_]

        Securities to be registered pursuant to Section 12(b) of the Act:

 Title of each class                            Name of each exchange on which
 to be so registered                            each class is to be registered
 -------------------                            -------------------------------

 Callable Treasury Strip Trust Certificates,    New York Stock Exchange
 Series 1997-USTS-1


        Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
          --------------------------------------------------------------
                                (Title of class)

ITEM 1.      DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

                  The description of the Callable Treasury Strip Trust Certificates, Series 1997-USTS-1, is contained in the Prospectus, dated November 15, 1995, included in the Registrant's Registration Statement on Form S-3 (No. 33-73438) under the caption "Description of Certificates," which is incorporated herein by reference, and in the Prospectus Supplement, dated September 23, 1997, to be filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act of 1933, under the caption "Description of the Certificates," which Prospectus Supplement, together with the Prospectus, shall be deemed to be incorporated herein by reference.

ITEM 2.      EXHIBITS.

                 The securities described herein are to be registered pursuant to Section 12(b) of the Securities Exchange Act of 1934 on an exchange on which other securities of the Registrant are currently registered. In accordance with
Part II to the instructions regarding exhibits on Form 8-A, the following exhibits shall be filed with each copy of the Registration Statement filed with such exchange.

1. Standard Terms for Trust Agreements, dated as of February 28, 1996, between the Registrant and The Bank of New York, as Trustee, as supplemented by the Series Supplement, dated as of September 26, 1997, between the Registrant and The Bank of New York, relating to the Callable Treasury Strip Trust Certificates, Series 1997-USTS-1.

                                    SIGNATURE



             Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                                  LEHMAN ABS CORPORATION
                                                       (Registrant)


Date:  September 23, 1997                         By: /s/ Mark L. Zusy
                                                         ------------------
                                                  Name:   Mark L. Zusy
                                                  Title:  Senior Vice President



                                        3